Exhibit 16

                    AVERAGE ANNUAL TOTAL RETURN CALCULATION

     The Kansas Insured Intermediate Fund Series' average annual total return for the period from the commencement of operations on November 23, 1992, to July 31, 1998, was 4.66%, calculated as follows:

     P(1+T)n = ERV

Where:

     P  = a hypothetical initial payment of $1,000

     T = average annual total return = 4.66% n = number of years = 5.69 years
   ERV  = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,295.48


                           TOTAL RETURN CALCULATION

     The total return for the period from commencement of operations on November 23, 1992, to July 31, 1998, for The Kansas Insured Intermediate Fund was 33.21%, calculated as follows:


     TR =  ERV - P
           -------
              P

Where:

     TR   = Total return = 33.21%
     ERV  = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,332.12
     P    = a hypothetical initial payment of $1,000


                                 CURRENT YIELD


     The current yield for the one-month period ending July 31, 1998, was 3.55% calculated as follows:
                                   ___         ___
                                   |(a-b    )6   |
                            CY = 2 |(--- + 1) - 1|
                                   |(cd     )    |
                                   ___         ___

Where:

     a = Dividends and interest earned during the one-month period ending July
         31, 1998

     b = Expenses accrued for the one-month period ending July 31, 1998

     c = Average daily number of shares outstanding during the one-month period
         July 31, 1998, that were entitled to receive dividends

     d = The maximum offering price per share on July 31, 1998


                             TAX EQUIVALENT YIELD


     The tax equivalent yield for the one-month period ending July 31, 1998, was 6.74%, calculated as follows:

        TEY = CY
            ---------
            (1-SITR)

    Where:

        TEY = Tax equivalent yield = 6.74%
        CY  = Current yield = 3.55%
        SITR = Stated Income tax rate = 47.35%


                              DISTRIBUTION RETURN

     The distribution return for the one-month period ending July 31, 1998 was 4.33%, calculated as follows:

DR =     IPS(360)/30
         ------------
              POP

Where:

        DR =    Distribution return = 4.33%
        IPS =   Income per share = $0.044751
        POP =   Public offering price per share = $12.41